                                                         Exhibit No. EX-23.d.3.f

                              SUBADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of the 1st day of October, 2007, by and among NATIONWIDE MUTUAL FUNDS (the "Trust),  a Delaware  statutory trust,
NATIONWIDE FUND ADVISORS (the "Adviser"),  a Delaware statutory trust registered under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and
ABERDEEN  ASSET  MANAGEMENT  INC.,  a  corporation  organized  under the laws of
Delaware (the "Subadviser"), and also registered under the Advisers Act.

                                   WITNESSETH:

     WHEREAS,  the Trust is  registered  with the U.S.  Securities  and Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the 1st day of May, 2007 (the "Advisory Agreement"),  been retained  to act as  investment  adviser  for certain of the series of the Trust that are listed on Exhibit A to this Agreement (each, a "Fund");

     WHEREAS,  the Adviser  represents  that it is willing and  possesses  legal authority to render such services  subject to the terms and conditions set forth in this Agreement;

     WHEREAS,  the  Trust  and the  Adviser  each  represent  that the  Advisory
Agreement  permits  the  Adviser to  delegate  certain  of its duties  under the
Advisory Agreement to other investment advisers,  subject to the requirements of the 1940 Act; and

     WHEREAS,  the Adviser  desires to retain the Subadviser to assist it in the provision  of a  continuous  investment  program for that  portion of the Funds'
assets that the Adviser will assign to the  Subadviser,  and the  Subadviser  is willing to render such services subject to the terms and conditions set forth in this Agreement,

     NOW,  THEREFORE,  the parties do mutually agree and promise as follows with respect to each Fund:

     1. Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion or all of the assets of the  Funds  that the  Adviser  from time to time upon  reasonable  prior  notice allocates  to, and puts under the control of, the  Subadviser  (the  "Subadviser
Assets")  subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement;  and the Subadviser hereby accepts such appointment.  In such capacity, the Subadviser shall be responsible for the investment  management of the Subadviser  Assets.  It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter  may  act,  as  investment  adviser  to one or more  other  investment companies  and to fiduciary or other  managed  accounts and that the Adviser and the Trust cannot object to such activities.

     2. Duties of Subadviser.

          a.  Investments.  The Subadviser is hereby authorized and directed and hereby agrees,  subject to the stated investment  policies and restrictions of a Fund as set forth in a Fund's  prospectus  and statement of additional information  as  currently  in effect and, as soon as  practical  after the
     Trust,  a  Fund  or  the  Adviser  notifies  the  Subadviser   thereof,  as
     supplemented  or  amended  from  time to  time  (collectively  referred  to hereinafter  as the  "Prospectus")  and  subject to the  directions  of the
     Adviser and the Trust's Board of Trustees, to monitor on a continuous basis the  performance  of the  Subadviser  Assets  and to  conduct a  continuous
     program  of  investment,   evaluation   and,  if   appropriate,   sale  and
     reinvestment  of the Subadviser  Assets.  The Adviser agrees to provide the
     Subadviser  with such  assistance  as may be  reasonably  requested  by the
     Subadviser  in  connection  with the  Subadviser's  activities  under  this
     Agreement, including, without limitation,  providing information concerning a Fund, its funds  available,  or to become  available,  for investment and generally as to the conditions of such Fund's or the Trust's affairs.

          b. Compliance with  Applicable  Laws and Governing  Documents.  In the performance of its services under this Agreement,  the Subadviser shall act in conformity with the Prospectus and the Trust's Agreement and Declaration
     of Trust and By-Laws as currently in effect and, as soon as practical after the Trust,  a Fund or the  Adviser  notifies  the  Subadviser  thereof,  as supplemented,  amended  and/or  restated  from  time to time  (referred  to hereinafter as the "Declaration of Trust" and "By-Laws,"  respectively) and with the instructions  and directions  received in writing from the Adviser or the  Trustees  of the Trust and will  conform to, and comply  with,  the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended
     (the  "Code"),  and  all  other  applicable  federal  and  state  laws  and regulations.  Without limiting the preceding sentence, the Adviser promptly shall  notify the  Subadviser  as to any act or omission of the  Subadviser hereunder  that the Adviser  reasonably  deems to  constitute  or to be the basis  of any  noncompliance  or  nonconformance  with  any of the  Trust's
     Declaration of Trust and By-Laws and the Prospectus,  the  instructions and directions  received  in writing  from the  Adviser or the  Trustees of the
     Trust or the 1940 Act, the Code, and all other applicable federal and state laws and  regulations.  Notwithstanding  the  foregoing,  the Adviser shall remain responsible for ensuring a Fund's and the Trust's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and  regulations  and the  Subadviser is only obligated to comply with this subsection  (b) with respect to the Subadviser  Assets.  The Adviser timely will provide the  Subadviser  with a copy of the minutes of the meetings of the Board of  Trustees of the Trust to the extent they may affect a Fund or the  services of the  Subadviser,  copies of any  financial  statements  or reports made by a Fund to its  shareholders,  and any further  materials or information  which the Subadviser  may  reasonably  request to enable it to perform its functions under this Agreement.

          The Adviser shall perform quarterly and annual tax compliance tests to ensure that a Fund is in compliance with Subchapter M and Section 817(h) of the Code.  In  connection  with such  compliance  tests,  the Adviser shall inform the  Subadviser  at least ten (10) business days prior to a calendar quarter  end if the  Subadviser  Assets  are  out of  compliance  with  the diversification  requirements  under either Subchapter M or Section 817(h).
     If the Adviser  notifies the Subadviser that the Subadviser  Assets are not in compliance with such requirements  noted above, the Subadviser will take prompt action to bring the Subadviser  Assets back into  compliance  within the time permitted under the Code thereunder.

          The Adviser will provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives,  policies and restrictions as stated in the Prospectus,  and the Subadviser  shall, in the performance of its duties and obligations  under this Agreement,  manage the Subadviser
     Assets  consistent  with such  changes,  provided that the  Subadviser  has received prompt notice of the  effectiveness of such changes from the Trust or the Adviser.  In addition to such notice,  the Adviser  shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The
     Adviser  acknowledges and will ensure that the Prospectus will at all times be in compliance  with all  disclosure  requirements  under all  applicable federal  and state laws and  regulations  relating  to the Trust or a Fund, including,  without limitation, the 1940 Act, and the rules and regulations thereunder,  and that the Subadviser  shall have no liability in connection therewith,  except as to the accuracy of material information  furnished in writing by the Subadviser to the Trust or to the Adviser  specifically  for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the
     Adviser in a timely manner such information  relating to the Subadviser and its  relationship  to, and actions  for, the Trust as may be required to be contained in the  Prospectus  or in the Trust's  Registration  Statement on
     Form N-1A.

          c. Voting of Proxies.  The Adviser hereby  delegates to the Subadviser the  Adviser's  discretionary  authority  to  exercise  voting  rights with respect to the  securities and other  investments in the Subadviser  Assets and  authorizes  the  Subadviser  to delegate  further  such  discretionary authority to a designee  identified  in a notice given to the Trust and the
     Adviser. The Subadviser,  including without limitation its designee,  shall have the power to vote,  either in person or by proxy,  all  securities  in which the  Subadviser  Assets may be invested from time to time,  and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect  thereto.  If both the Subadviser and another  entity  managing  assets of a Fund have  invested  such Fund's assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of such Fund's security.

          The Subadviser will establish a written  procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser  will provide the
     Adviser or its designee,  a copy of such  procedure and establish a process for the timely  distribution of the Subadviser's voting record with respect to a Fund's  securities  and other  information  necessary for such Fund to complete  information  required  by Form  N-1A  under  the 1940 Act and the
     Securities Act of 1933, as amended (the "Securities  Act"), Form N-PX under the 1940 Act,  and Form  N-CSR  under the  Sarbanes-Oxley  Act of 2002,  as amended, respectively.

          d. Agent.  Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and  attorney-in-fact  for the limited purposes of executing  account documentation,  agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection  with its  management of the Subadviser  Assets.  The Subadviser agrees  to  provide  the  Adviser  and the  Trust  with  copies of any such agreements executed on behalf of the Adviser or the Trust.

          e. Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary  authority of the Trust's Board of Trustees, to  establish  and  maintain  accounts on behalf of a Fund with,  and place orders for the investment and reinvestment,  including  without  limitation purchase and sale, of the Subadviser Assets with or through,  such persons, brokers  (including,  to the extent permitted by applicable law, any broker affiliated  with the  Subadviser)  or dealers  (collectively  "Brokers") as
     Subadviser  may  elect  and  negotiate  commissions  to  be  paid  on  such transactions.  The  Subadviser,  however,  is not  required  to obtain  the consent  of  the  Adviser  or  the  Trust's  Board  of  Trustees  prior  to establishing  any such brokerage  account.  The Subadviser  shall place all orders for the  purchase  and sale of  portfolio  investments  for a Fund's account with Brokers  selected by the Subadviser.  In the selection of such
     Brokers and the placing of such orders, the Subadviser shall seek to obtain best  execution  for a Fund.  The  Subadviser  is  permitted  to pay higher brokerage  commissions  for  brokerage and research  services,  as provided below. In using its reasonable efforts to obtain best execution for a Fund, the  Subadviser,  bearing  in mind the best  interests  of each Fund at all times,  shall consider all factors it deems relevant,  including price, the size of the  transaction,  the  breadth  and  nature of the  market for the security, the difficulty of the execution, the amount of the commission, if any,  the  timing  of  the  transaction,  market  prices  and  trends,  the reputation,  experience and financial stability of the Broker involved, and the  quality  of  service  rendered  by the  Broker in other  transactions.
     Notwithstanding  the  foregoing,  neither the Trust, a Fund nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s)
     with  respect to the  Subadviser  Assets.  Subject to such  policies as the
     Trustees may determine,  or as may be mutually agreed to by the Adviser and the  Subadviser,  the  Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted  unlawfully  or to have  breached any duty created by this Agreement or otherwise  solely by reason of its having caused,  the Fund to pay a Broker  that  provides  brokerage  and  research services  (within the meaning of Section 28(e) of the  Securities  Exchange
     Act of 1934) to the  Subadviser  an amount of  commission  for  effecting a
     Subadviser Assets'  investment  transaction that is in excess of the amount of commission  that another  Broker would have charged for  effecting  that transaction  if, but only if, the Subadviser  determines in good faith that such  commission  was  reasonable in relation to the value of the brokerage and  research  services  provided by such Broker  viewed in terms of either that particular transaction or the overall responsibility of the Subadviser
     with  respect  to  the  accounts  as  to  which  it  exercises   investment
     discretion.

          It is  recognized  that the  services  provided by such Brokers may be useful to the Subadviser in connection  with the  Subadviser's  services to other clients.  On occasions when the Subadviser deems the purchase or sale of a security  to be in the best  interests  of a Fund with  respect to the
     Subadviser  Assets  as  well  as  other  clients  of  the  Subadviser,  the
     Subadviser,  to the extent  permitted by applicable  laws and  regulations, may, but shall be under no obligation  to,  aggregate the  securities to be sold or  purchased  in order to obtain  the most  favorable  price or lower brokerage commissions and efficient execution. In such event, allocation of securities  so sold or purchased,  as well as the expenses  incurred in the transaction,  will be made by the  Subadviser in the manner the  Subadviser considers  to be the most  equitable  and  consistent  with  its  fiduciary obligations to each Fund and to such other clients.  It is recognized  that in some  cases,  this  procedure  may  adversely  affect  the price paid or received by a Fund or the size of the position  obtainable for, or disposed of by, such Fund with respect to the Subadviser Assets.

          f. Securities  Transactions.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell  securities or other  instruments to a Fund;  provided,  however,  the
     Subadviser  or  any  affiliated  person  of  the  Subadviser  may  purchase
     securities  or  other   instruments   from  or  sell  securities  or  other
     instruments to a Fund if such  transaction is permissible  under applicable laws and regulations,  including,  without limitation, the 1940 Act and the
     Advisers Act and the rules and regulations promulgated thereunder.

          The  Subadviser,  on its own  behalf  and with  respect  to its Access
     Persons  (as defined in  subsection  (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics  (which shall comply in all material  respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the  reporting  requirements  of Rule 17j-1,  which may include either (i)  certifying  to the Adviser that the  Subadviser  and its Access
     Persons have complied with the Subadviser's  Code of Ethics with respect to the  Subadviser  Assets  or (ii)  identifying  any  violations  which  have occurred with respect to the Subadviser  Assets.  The Subadviser  will have also submitted its Code of Ethics for its initial  approval by the Board of
     Trustees  no  later  than  the  date of  execution  of this  agreement  and subsequently within six months of any material change thereto.

          g. Books and Records.  The Subadviser shall maintain separate detailed records as are required by applicable  laws and  regulations of all matters hereunder  pertaining  to the  Subadviser  Assets (the  "Fund's  Records"),
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities transactions.  The Subadviser acknowledges that a Fund's Records are  property  of the Trust;  except to the extent that the  Subadviser  is required  to  maintain a Fund's  Records  under the  Advisers  Act or other applicable  law and except  that the  Subadviser,  at its own  expense,  is entitled  to make  and  keep a copy of a Fund's  Records  for its  internal files.  A Fund's  Records shall be available to the Adviser or the Trust at any time upon reasonable  request during normal business hours and shall be available for telecopying  promptly to the Adviser during any day that such
     Fund is open for business as set forth in the Prospectus.

          h. Information Concerning Subadviser Assets and Subadviser.  From time to time as the Adviser or the Trust  reasonably  may request in good faith, the  Subadviser  will  furnish the  requesting  party  reports on portfolio transactions and reports on the Subadviser  Assets,  all in such reasonable detail as the parties may  reasonably  agree in good faith.  The Subadviser will also  inform the  Adviser in a timely  manner of  material  changes in portfolio  managers  responsible for Subadviser  Assets, any changes in the ownership or management of the  Subadviser,  or of material  changes in the control of the  Subadviser.  Upon the Trust's or the  Adviser's  reasonable request,  the Subadviser  will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets via telephone on a quarterly  basis and on a less frequent basis as agreed upon by the parties in person.

          Subject to the other provisions of this Agreement, the Subadviser will also provide such  information or perform such additional acts with respect to the Subadviser  Assets as are  reasonably  required for the Trust or the
     Adviser to comply with their respective  obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the  Securities  Act,  and any rule or  regulation  thereunder.

          i.  Custody  Arrangements.  The Trust or the Adviser  shall notify the
     Subadviser  of the  identities  of its  custodian  banks  and  the  custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser  written  notice of any changes in such  custodian  banks or custody arrangements. The Subadviser shall on each business day provide the
     Adviser and the Trust's  custodian such  information as the Adviser and the
     Trust's  custodian  may  reasonably  request in good faith  relating to all transactions concerning the Subadviser Assets. The Trust shall instruct its custodian  banks to (A) carry  out all  investment  instructions  as may be directed by the  Subadviser  with respect to the  Subadviser  Assets (which instructions may be orally given if confirmed in writing);  and (B) provide
     the  Subadviser  with  all  operational   information   necessary  for  the
     Subadviser  to  trade  the  Subadviser  Assets  on  behalf  of a Fund.  The
     Subadviser  shall  have no  liability  for the  acts  or  omissions  of the authorized  custodian(s),  unless  such act or  omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions.

     3. Independent  Contractor.  In the performance of its services  hereunder, the  Subadviser is and shall be an independent  contractor and unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent the Fund,  the Trust or the Adviser in any way or otherwise be deemed an agent of a Fund, the Trust or the Adviser.

     4. Expenses. During the term of this Agreement, the Subadviser will pay all expenses  incurred by it in connection with its activities under this Agreement.
The Subadviser shall, at its sole expense,  employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this Agreement.  The Subadviser shall not be responsible for the Trust's,  a Fund's or Adviser's  expenses,  which shall include,  but not be limited to, the cost of securities, commodities and other investments (including brokerage  commissions and other  transaction  charges,  if any) purchased for a
Fund and any losses  incurred in  connection  therewith,  expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock  borrowed  to cover a short sale and  interest,  fees or other  charges incurred in connection with leverage and related  borrowings with respect to the
Subadviser Assets,  organizational and offering expenses (which include, but are not limited to,  out-of-pocket  expenses,  but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental  fees; dues and expenses  incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials,  prospectuses,  stock certificates and distribution of dividends; charges of a Fund's custodians and sub-custodians, administrators and sub-administrators,  registrars, transfer agents, dividend disbursing agents and dividend  reinvestment plan agents;  payment for portfolio pricing services to a pricing  agent,  if any;  registration  and filing fees of the SEC;  expenses of registering or qualifying  securities of a Fund for sale in the various  states;
freight and other charges in connection with the shipment of a Fund's  portfolio
securities;   fees  and  expenses  of  non-interested   Trustees;   salaries  of
shareholder  relations  personnel;  costs of shareholders  meetings;  insurance;
interest;   brokerage   costs;   and  litigation  and  other   extraordinary  or
non-recurring  expenses.  The Trust or the  Adviser,  as the case may be,  shall reimburse  the  Subadviser  for any  expenses of a Fund or the Adviser as may be reasonably  incurred by such  Subadviser  on behalf of such Fund or the Adviser.
The  Subadviser  shall keep and supply to the Trust and the  Adviser  reasonable records of all such expenses.

     5. Compensation.  For the services provided pursuant to this Agreement, the
Subadviser is entitled to the fee listed for the Funds on Exhibit A hereto. Such fees will be computed  daily and paid no later than the seventh  (7th)  business day following the end of each month,  from the Adviser,  calculated at an annual rate based on the Subadviser Assets' average daily net assets.

The  method of  determining  the net asset  value of the  Subadviser  Assets for purposes  hereof shall be the same as the method of determining  net asset value for purposes of establishing  the offering and redemption price of the shares of the Trust as  described in the Fund's  Prospectus.  If this  Agreement  shall be effective  for only a portion of a month with respect to a Fund,  the  aforesaid fee shall be prorated for the portion of such month during which this  Agreement is in effect for such Fund.

     6. Representations and Warranties of Subadviser.  The Subadviser represents and warrants to the Adviser and the Trust as follows:

          a. The  Subadviser is  registered  as an investment  adviser under the
     Advisers Act;

          b. The Subadviser is registered as a Commodity  Trading  Advisor under the  Commodity  Exchange  Act, as amended (the "CEA"),  with the  Commodity
     Futures Trading  Commission  (the "CFTC"),  has filed a notice of exemption with the CFTC under the CEA or is not required to file such registration or exemption;

          c.  The  Subadviser  is a  corporation  duly  organized  and  properly registered  and operating  under the laws of Delaware with the power to own and  possess  its  assets  and  carry on its  business  as it is now  being conducted and as proposed to be conducted hereunder;

          d. The execution,  delivery and  performance by the Subadviser of this
     Agreement are within the Subadviser's  powers and have been duly authorized by all necessary  actions of its directors or  shareholders,  and no action by, or in respect of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Subadviser for execution,  delivery and  performance  by the Subadviser of this  Agreement,  and the execution, delivery  and  performance  by the  Subadviser  of  this  Agreement  do not contravene or constitute a violation of, or a material  default under,  (i)
     any provision of applicable law, rule or regulation,  (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

          e. The Form ADV of the  Subadviser  provided  to the  Adviser  and the
     Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the records of the  Adviser,  and/or that part or parts  provided or offered to clients,  in  each  case as  required  under  the  Advisers  Act and  rules thereunder,  and the information contained therein is accurate and complete in all  material  respects  and does not omit to state  any  material  fact
     necessary  in  order  to  make  the  statements   made,  in  light  of  the
     circumstances under which they were made, not misleading.

     7.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:

          a. The  Adviser  is  registered  as an  investment  adviser  under the
     Advisers Act;

          b. The Adviser has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures  Association or is not
     required to file such exemption;

          c. The  Adviser  is a  statutory  trust  duly  organized  and  validly existing  under the laws of the State of Delaware with the power to own and possess its assets and carry on its  business as it is now being  conducted and as proposed to be conducted hereunder;

          d. The  execution,  delivery  and  performance  by the Adviser of this
     Agreement are within the Adviser's  powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder,  and no action  by, or in  respect  of,  or  filing  with,  any governmental  body,  agency  or  official  is  required  on the part of the
     Adviser for the execution,  delivery and performance by the Adviser of this
     Agreement,  and the execution,  delivery and  performance by the Adviser of this  Agreement  do not  contravene  or  constitute  a  violation  of, or a material  default  under,  (i) any  provision of  applicable  law,  rule or
     regulation,   (ii)  the  Adviser's  governing  instruments,  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Adviser;

          e. The Form ADV of the  Adviser  provided  to the  Subadviser  and the
     Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the records of the  Adviser,  and/or that part or parts  provided or offered to clients,  in  each  case as  required  under  the  Advisers  Act and  rules thereunder,  and the information contained therein is accurate and complete in all  material  respects  and does not omit to state  any  material  fact
     necessary  in  order  to  make  the  statements   made,  in  light  of  the
     circumstances under which they were made, not misleading;

          f.  The  Adviser   acknowledges   that  it  received  a  copy  of  the
     Subadviser's Form ADV prior to the execution of this Agreement; and

          g. The  Adviser  and the Trust  have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust  authorized  the Adviser to delegate certain of its duties  under the  Advisory  Agreement  to other  investment advisers,  including  without  limitation,  the appointment of a subadviser with respect to assets of each of the Trust's mutual fund series, including
     without   limitation  the  Adviser's  entering  into  and  performing  this
     Agreement.

     8.  Representations  and Warranties of the Trust.  The Trust represents and warrants to the Adviser and the Subadviser as follows:

          a. The Trust is a statutory  trust duly  formed and  validly  existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its  business as it is now being  conducted  and as proposed to be conducted hereunder;

          b. The Trust is registered as an investment company under the 1940 Act and has elected to qualify and has qualified,  together with the Fund, as a regulated  investment  company  under the Code,  and the Fund's  shares are registered under the Securities Act;

          c.  The  execution,  delivery  and  performance  by the  Trust of this
     Agreement  are within the Trust's  powers and have been duly  authorized by all  necessary  action on the part of the Trust and its Board of  Trustees, and no action by, or in respect of, or filing with, any governmental  body, agency or official is required on the part of the Trust for the  execution, delivery and performance by the Trust of this Agreement, and the execution, delivery and  performance  by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment,  injunction,  order,  decree or other instrument binding upon the
     Trust; and

          d. The Trust  acknowledges that it received a copy of the Subadviser's
     Form ADV prior to the execution of this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All representations  and warranties made by the Subadviser,  the Adviser and the
Trust  pursuant to the  recitals  above and  Sections 6, 7 and 8,  respectively, shall survive for the duration of this  Agreement  and the parties  hereto shall promptly  notify  each  other in  writing  upon  becoming  aware that any of the foregoing  representations  and warranties are no longer true or accurate in all material effects.

     10. Liability and Indemnification.

          a.  Liability.  The  Subadviser  shall  exercise its best  judgment in rendering its services in accordance with the terms of this Agreement,  but otherwise,  in the  absence  of  willful  misfeasance,  bad  faith or gross negligence  on the part of the  Subadviser  or a reckless  disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if  any,  who  within  the  meaning  of the  Securities  Act  controls  the
     Subadviser  ("Controlling  Persons"),  if any,  shall not be subject to any expenses or liability to the Adviser,  any other  subadviser to a Fund, the
     Trust or a Fund or any of a Fund's  shareholders,  in  connection  with the matters to which this Agreement  relates,  including without limitation for any  losses  that may be  sustained  in the  purchase,  holding  or sale of
     Subadviser  Assets.  The  Adviser  shall  exercise  its  best  judgment  in rendering its  obligations in accordance  with the terms of this Agreement, but otherwise  (except as set forth in Section 10(c) below), in the absence of willful  misfeasance,  bad faith or gross  negligence on the part of the
     Adviser or a reckless disregard of its duties hereunder,  the Adviser,  any of its Affiliates and each of the Adviser's  Controlling  Persons,  if any, shall not be subject to any  liability  to the  Subadviser,  for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be  sustained in the  purchase,  holding or sale of
     Subadviser  Assets.  Notwithstanding  the  foregoing,  nothing herein shall relieve the Adviser and the Subadviser from any of their  obligations under applicable  law,  including,  without  limitation,  the  federal  and state securities laws and the CEA.

          b.  Indemnification.  The Subadviser shall indemnify the Adviser,  the
     Trust and a Fund, and their respective  Affiliates and Controlling Persons, for any liability and expenses,  including  without  limitation  reasonable attorneys'  fees and expenses,  which the Adviser,  the Trust and/or a Fund and their  respective  Affiliates and Controlling  Persons may sustain as a
     result  of  the  Subadviser's   willful   misfeasance,   bad  faith,  gross
     negligence,  reckless  disregard  of its duties  hereunder  or violation of applicable  law,  including,  without  limitation,  the  federal  and state securities laws or the CEA. The Adviser shall indemnify the Subadviser, its
     Affiliates  and its  Controlling  Persons,  for any liability and expenses, including without limitation reasonable attorneys' fees and expenses, which may be  sustained as a result of the  Adviser's  willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard of its duties  hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

          The Trust shall  indemnify  the  Subadviser,  its  Affiliates  and its
     Controlling  Persons,  for any liability and  expenses,  including  without limitation reasonable attorneys' fees and expenses,  which may be sustained
     as  a  result  of  the  Trust's  willful  misfeasance,   bad  faith,  gross
     negligence,  reckless  disregard  of its duties  hereunder  or violation of applicable  law,  including,  without  limitation,  the  federal  and state securities laws or the CEA.

          c. The Subadviser  shall not be liable to the Adviser for (i) any acts of the  Adviser  or any  other  subadviser  to a Fund with  respect  to the portion of the assets of that Fund not managed by Subadviser,  or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited  to, a failure  of the  Adviser  to provide  accurate  and  current information  with respect to any records  maintained  by the Adviser or any other  subadviser to a Fund,  which  records are not also  maintained by or otherwise available to the Subadviser upon reasonable request.  The Adviser agrees that Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in Section 2(b) of this Agreement. The
     Adviser shall  indemnify the  Subadviser,  its Affiliates  and  Controlling
     Persons from any liability  arising from the conduct of the Adviser and any other  subadviser  with  respect to the  portion  of the Fund's  assets not allocated to the Subadviser.

     11. Duration and Termination.

          a. Duration.  Unless sooner terminated,  this Agreement shall continue until  May 1, 2009  with  respect  to any Fund  covered  by this  Agreement initially and for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second May 1st that occurs  following the effective date of this Agreement with respect to such
     Fund, and thereafter  shall continue  automatically  for successive  annual periods with respect to each of the Funds;  provided that such  continuance is specifically approved at least annually by the Trust's Board of Trustees or the vote of the lesser of (a) 67% of the shares of a Fund represented at a meeting  if holders  of more than 50% of the  outstanding  shares of such
     Fund  are  present  in  person  or by  proxy  or (b)  more  than 50% of the outstanding  shares of the Fund;  provided further that in either event its continuance  also is approved by a majority of the Trust's Trustees who are not "interested  persons" (as defined in the 1940 Act) of any party to this
     Agreement,  by vote cast in person at a meeting  called for the  purpose of voting on such approval.

          b. Termination. Notwithstanding whatever may be provided herein to the contrary,  this  Agreement  may be terminated at any time with respect to a
     Fund, without payment of any penalty:

               (i) By vote of a majority of the Trust's Board of Trustees, or by
          "vote of a majority of the outstanding  voting securities" of the Fund
          (as defined in the 1940 Act),  or by the Adviser,  in each case,  upon not more than 60 days' written notice to the Subadviser;

               (ii) By any party hereto  immediately  upon written notice to the other  parties  in the  event of a  breach  of any  provision  of this
          Agreement by either of the other parties; or

               (iii)  By the  Subadviser  upon not  more  than 60 days'  written notice to the Adviser and the Trust.

               This Agreement  shall not be assigned (as such term is defined in the 1940 Act) and shall  terminate  automatically  in the event of its assignment or upon the termination of the Advisory Agreement.

     12.   Duties  of  the  Adviser.   The  Adviser   shall   continue  to  have
responsibility  for  all  services  to be  provided  to a Fund  pursuant  to the
Advisory Agreement and shall oversee and review the Subadviser's  performance of its duties  under this  Agreement.  Nothing  contained in this  Agreement  shall obligate the Adviser to provide any funding or other  support for the purpose of directly or indirectly promoting investments in a Fund.

     13.  Affiliates  of the Adviser.  Notwithstanding  anything to the contrary contained herein, the Subadviser may receive research from its affiliates.

     14.Reference to Adviser and Subadviser.

          a. Neither the Adviser nor any Affiliate or agent of the Adviser shall make  reference  to or  use  the  name  of  the  Subadviser  or  any of its
     Affiliates,  or any of their  clients,  except  references  concerning  the identity  of and  services  provided  by the  Subadviser  to a Fund,  which references  shall not  differ  in  substance  from  those  included  in the
     Prospectus and this Agreement,  in any advertising or promotional materials without the prior approval of the  Subadviser,  which approval shall not be unreasonably  withheld or delayed.  The Adviser  hereby  agrees to make all reasonable efforts to cause a Fund and any Affiliate thereof to satisfy the foregoing obligation.

          b. Neither the Subadviser nor any Affiliate or agent of the Subadviser shall  make  reference  to or use  the  name of the  Adviser  or any of its
     Affiliates,   or  any  of  their  clients  (excluding  the  Funds),  except references  concerning the identity of and services provided by the Adviser to a Fund or to the  Subadviser,  which  references  shall  not  differ  in substance from those included in the Prospectus and this Agreement,  in any advertising  or  promotional  materials  without the prior  approval of the
     Adviser,  which approval shall not be unreasonably withheld or delayed. The
     Subadviser  hereby  agrees  to make all  reasonable  efforts  to cause  any
     Affiliate of the Subadviser to satisfy the foregoing obligation.

     15.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the  outstanding voting securities of a Fund's (as required by the 1940 Act), and (b) the vote of a majority of those  Trustees of the Trust who are not  "interested  persons" of any party to this  Agreement  cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     16.  Confidentiality.  Subject to the duties of the Adviser,  the Trust and the  Subadviser  to comply  with  applicable  law,  including  any demand of any regulatory or taxing  authority  having  jurisdiction,  the parties hereto shall treat as confidential and shall not disclose any and all information  pertaining to a Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

          a.   Authorized.   The  Adviser  or  the  Trust  has  authorized  such
     disclosure;

          b. Court or Regulatory  Authority.  Disclosure of such  information is expressly  required or requested by a court or other  tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

          c. Publicly Known Without Breach.  Such  information  becomes known to the  general  public  without  a  breach  of this  Agreement  or a  similar confidential disclosure agreement regarding such information;

          d.  Already  Known.  Such  information  already was known by the party prior to the date hereof;

          e. Received  From Third Party.  Such  information  was or is hereafter rightfully  received by the party from a third party  (expressly  excluding the Fund's custodian,  prime broker and administrator)  without restriction on its  disclosure  and without  breach of this  Agreement  or of a similar confidential disclosure agreement regarding them; or

          f. Independently  Developed.  The party  independently  developed such information.

     17. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or mailed  postpaid  to  the  other  parties,  or  transmitted  by  facsimile  with acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other parties:

                           If to the Subadviser:

                           Aberdeen Asset Management Inc.
                           1735 Market Street - 37th Floor
                           Philadelphia, PA  19103
                           Attention: Legal Department
                           Facsimile: (866) 291-5760

                           If to the Adviser:

                           Nationwide Fund Advisors
                           1200 River Road - Suite 1000
                           Conshohocken, PA 19428
                           Attention: Legal Department
                           Facsimile: (484) 530-1323

                           If to the Trust:

                           Nationwide Mutual Funds
                           1200 River Road - Suite 1000
                           Conshohocken, PA 19428
                           Attention: Legal Department
                           Facsimile: (484) 530-1323

     18.  Jurisdiction.  This  Agreement  shall be governed by and  construed in accordance with substantive  laws of the State of Delaware without  reference to choice of law  principles  thereof and in  accordance  with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which  shall be deemed an  original,  all of which  shall together constitute one and the same instrument.

     20. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise  provided  herein,   "interested  person,"  "affiliated  person,"  and
"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     21. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     22. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     23.  Entire  Agreement.   This  Agreement,   together  with  all  exhibits,
attachments and appendices,  contains the entire  understanding and agreement of the parties with respect to the subject matter hereof.

     24. Nationwide Mutual Funds and its Trustees.  The terms "Nationwide Mutual
Funds" and the "Trustees of Nationwide  Mutual Funds" refer  respectively to the
Trust created and the Trustees,  as trustees but not individually or personally, acting  from time to time  under the  Declaration  of Trust made and dated as of
September 30, 2004, as has been or may be amended  and/or  restated from time to time, and to which reference is hereby made.

     24. In connection with securities  transactions  for a Fund, the Subadviser that is (or whose affiliated  person is) entering into the transaction,  and any other  investment  manager that is advising an affiliate of the Fund (or portion of the Fund)  (collectively,  the  "Managers"  for the purposes of this Exhibit)
entering into the  transaction  are prohibited  from  consulting with each other concerning  transactions for the Fund in securities or other assets and, if both
Managers  are  responsible  for  providing  investment  advice to the Fund,  the
Manager's  responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.

     This  prohibition  does  not  apply to  communications  by the  Adviser  in connection  with the Adviser's (i) overall  supervisory  responsibility  for the general  management and investment of the Fund's assets;  (ii)  determination of the  allocation  of assets among the  Manager(s),  if any; and (iii)  investment discretion with respect to the investment of Fund assets not otherwise  assigned to a Manager.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                     TRUST:
                                     NATIONWIDE MUTUAL FUNDS

                                     By:/s/ John H. Grady
                                     Name:  John H. Grady
                                     Title:  President

                                     ADVISER:
                                     NATIONWIDE FUND ADVISORS

                                     By:/s/ John H. Grady
                                     Name:  John H. Grady
                                     Title:  President

                                     SUBADVISER:
                                     ABERDEEN ASSET MANAGEMENT INC.

                                     By: /s/ Gary W. Barths
                                     Name: Gary W. Barths
                                     Title: CEO - AAMI

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                      AMONG
                            NATIONWIDE MUTUAL FUNDS,
                            NATIONWIDE FUND ADVISORS
                                       AND
                         ABERDEEN ASSET MANAGEMENT INC.

                            Effective October 1, 2007

------------------------------------------------------- ---------------------------------------------------------
Funds of the Trust                                      Advisory Fees

------------------------------------------------------- ---------------------------------------------------------
Nationwide Fund                                         0.30% on Subadviser Assets up to $250 million;
                                                        0.29% on Subadviser Assets of $250 million to $1
                                                        billion;
                                                        0.28% on Subadviser Assets of $1 billion to $2 billion

------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Financial Services Fund               0.45% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Health Sciences Fund
                                                        0.49% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Natural Resources Fund                0.41% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Global Technology and Communications Fund
                                                        0.50% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
                                                        0.35% on Subadviser Assets up to $250 million;
                                                        0.325% on Subadviser Assets of $250 million to $1
Nationwide Growth Fund                                  billion;
                                                        0.30% on Subadviser Assets of $1 billion to $2 billion

------------------------------------------------------- ---------------------------------------------------------
Nationwide Hedged Core Equity Fund                      0.58% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Leaders Fund                                 0.43% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Market Neutral Fund                          0.69% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund:  Defensive         0.08% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund:  Growth            0.08% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund:  Moderate          0.08% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund:  Moderate Growth
                                                        0.08% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Optimal Allocations Fund:  Specialty         0.08% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Core Fund                          0.54% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Fund                               0.45% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Growth Opportunities Fund          0.61% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Leaders Fund                       0.54% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide Small Cap Value Fund                         0.50% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide U.S. Growth Leaders Fund                     0.41% on all Subadviser Assets

------------------------------------------------------- ---------------------------------------------------------
Nationwide U.S. Growth Leaders Long-Short Fund          0.58% on all Subadviser Assets
------------------------------------------------------- ---------------------------------------------------------